EXHIBIT 99.1

                     STOCK PURCHASE INITIAL ENROLLMENT FORM

                                          Please check only one box below: ( X )
                                          --------------------------------------

                    If you do not check any box, then FULL DIVIDEND REINVESTMENT will be assumed.

                |_| FULL DIVIDEND REINVESTMENT
                    Reinvest all dividends for this account.

                |_| PARTIAL DIVIDEND REINVESTMENT
                    Send any dividends in cash on ______________* whole shares and reinvest any remaining dividends.
                    *Cannot be greater than the total number of certificated and/or book-entry shares that may hereafter be registered in your name.

                |_| ALL CASH (NO DIVIDEND REINVESTMENT)
                    All dividends will be paid in cash.


The name and address above are for mailing purposes only. Please        Under each of the options above, participants may make
complete one of the ACCOUNT LEGAL REGISTRATIONS below                   additional cash investments by check or by automatic
to show the exact name in which the account will be established.        deductions from their U.S. bank or financial institution.
(Please refer to the Definitions of Account Legal
Registrations on the reverse side).




           ACCOUNT LEGAL REGISTRATIONS (CHOOSE AND COMPLETE ONLY ONE):

-----------------------------------------------------------------------------------------------------------------------------------
|_| SINGLE/JOINT ACCOUNT                       |_| CUSTODIAL ACCOUNT                          |_| TRUST ACCOUNT


------------------------                       ------------------------                       ------------------------
Name                                           Custodian's Name                               Trust Name or Beneficiary
                                               (only one custodian permitted)
------------------------                       ------------------------                       ------------------------
Joint Owner (if any)                           Minor's Name                                   Trustee Name

------------------------                       ------------------------                       ------------------------
Joint Owner (if any)                           Minor's State of Residence                     Date of Trust

------------------------                       ------------------------                       ------------------------
TIN (Social Security Number)                   Minor's TIN (Social Security Number)           TIN (Employer Identification Number)
-----------------------------------------------------------------------------------------------------------------------------------

ACCOUNT ADDRESS         --------------------------------------------------------------------------------------------
                        Street                                                        Apt. No.
                                                                                                        (    )
                        --------------------------------------------------------------------------------------------
                        City                              State                  Zip Code              Daytime
                        Phone No.


o By signing this form, I acknowledge that I have received and read the plan document and agree to abide by the terms and conditions of the plan.

o Certification: Under penalties of perjury, I certify that: (1) the number shown on this form is my correct taxpayer identification number, and (2) I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and (3) I am a U.S. person (including a resident alien).

o Certification Instructions: You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.


--------------------------------------------------------------------------------
The Internal Revenue Service does not require your consent to any provisions of this document other than the certifications required to avoid backup withholding.
--------------------------------------------------------------------------------

SIGNATURE(S)                                     DATE
            -------------------------------------    ---------------------------

All joint owners must sign...This form will be rejected if it is not properly signed

E-mail Address:
               -----------------------------------------------------------------

To enroll, you may make your initial investment by either check or automatic deductions from your U.S. bank or financial institution (see reverse). If you enroll by check, you may also authorize automatic deductions for future purchases of shares.



 |_| Enclosed is a check for $_____________                        |_| Check must be payable in U.S. Dollars to
                                                                       "EquiServe"  (Please include the name of
                                                                       the security in the Memo portion of your
                                                                       check.)

 |_| I (We) authorize automatic deductions of funds from my (our) U.S. bank or financial institution as indicated
                                                                       on the reverse.



PLEASE REFER TO THE ENCLOSED PLAN DOCUMENT FOR THE MINIMUM AMOUNT OF THE INITIAL INVESTMENT

This Initial Investment Form, when completed and signed, should be mailed with your check (if applicable) in the enclosed envelope. If you do not have the envelope, mail your payment (if applicable) and the form to EquiServe, P.O. Box 13517, Newark, NJ 07188-0001.

For information about this plan, you may access EquiServe's website at www.equiserve.com, call EquiServe at the number listed in the enclosed plan document or write to EquiServe at P.O. Box 43081, Providence, RI 02940-3081.

                                    DEFINITIONS OF ACCOUNT LEGAL REGISTRATIONS

1.   SINGLE/JOINT: Joint account will be presumed to be joint tenants with right of survivorship unless restricted by applicable state law or otherwise indicated. Only one Social Security Number is required.

2.  CUSTODIAL:     A minor is the beneficial owner of the account with an adult custodian managing the account until the minor becomes of age, as specified in the Uniform Gifts or Transfers to Minors
                   Act in the minor's state of residence.

3.  TRUST:         Account is established in accordance with the provisions of a trust agreement.

                   AUTHORIZATION FORM FOR AUTOMATIC DEDUCTIONS

COMPLETE THE INFORMATION BELOW FOR PURCHASES USING AUTOMATIC DEDUCTIONS Deductions can only be made from accounts at U.S. banks and financial institutions. Refer to the enclosed plan document for the minimum amount of each automatic deduction.





PLEASE PRINT ALL INFORMATION                   Compare your own check (or savings deposit slip) to the example below and print the requested information as it appears on YOUR OWN CHECK (or savings deposit slip).


1.  Type of Account:         |_| Checking        |_| Savings

2.  ---------------------------------------
    Bank Account Number (see example below)

3.  ---------------------------------------
    Bank Routing Number (see example below)

4.  $--------------------------------------
    Amount of automatic deduction. (Refer to the enclosed plan document for the minimum amount).
    Express the withdrawal amount in whole dollars only, no cents.

5.  Cycle: |_| 1st       |_| 2nd
     Refer to the enclosed plan document for the frequency of automatic deductions. If the plan permits deductions once a month, please shade in the box next to the "1st cycle". If the plan permits deductions twice per month, you must indicate your choice of deduction dates, either the earlier date (1st cycle) or the later date (2nd cycle), or both.

6.  ----------------------------------------
    Name on Bank Account (see example below)

7.  ----------------------------------------
    Financial Institution (see example below)

    ----------------------------------------
    Branch Name

    ----------------------------------------
    Branch Street Address

    ----------------------------------------
    Branch City, State and Zip Code

Please enclose a copy of a VOIDED check or a savings deposit slip to verify banking information.

I (we) understand that in furnishing the information requested above and by signing this form, I (we) authorize EquiServe to withdraw the specified amount by electronic funds transfer from the financial institution and account indicated. These funds will be used to purchase shares as described in the enclosed plan document. This authorization form will remain in effect until I
(we) submit written revocation or terminate participation in the plan, and EquiServe has sufficient time to act on that revocation or termination.

Signature(s)--------------------------------

Date --------------------- Daytime Phone Number (   )
                                                ------------------------

USE THIS ILLUSTRATION AS A GUIDE TO HELP YOU COMPLETE THE AUTHORIZATION FORM FOR AUTOMATIC DEDUCTIONS